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                                                                   EXHIBIT 23(2)




INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement of CNA Surety Corporation on Form 10 under the Securities Exchange Act of 1934 of our report dated March 20, 1997, appearing in the Prospectus, and contained in the Registration Statement, filed on or about August 15, 1997, of CNA Surety Corporation on Form S-4 under the Securities Act of 1933.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Chicago, Illinois
August 15, 1997





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